Exhibit 10.11

                         MARKETING and LICENSE AGREEMENT

     THIS AGREEMENT, effective this 1st day of May 2002 ("Agreement Date"), is between Tradewinds Oil and Gas International, Ltd. ("Tradewinds"), a Texas limited partnership having offices at 8811 Gaylord, Suite 200, Houston, Texas 77024 or its Designee, and Imperial Petroleum Recovery Corporation ("Imperial"), a Nevada corporation having offices at 1970 South Starpoint Drive, Houston, Texas 77032.

1.   BACKGROUND

     1.1 Imperial has developed certain Microwave Separation Technology (MST) for breaking or separating Emulsions based on microwave energy and has the capability, as hereinafter defined, to market, make or have made Microwave Separation Technology Equipment for leasing, licensing or sale to MST Customers, and to provide MST Technical and MST Maintenance Support to MST Customers leasing, licensing or purchasing the Microwave Separation Technology Equipment;

     1.2 Tradewinds and its affiliates have the capabilities, hereinafter defined, to market Microwave Separation Technology Equipment in the Field of Use;

     1.3 Imperial, hereby, appoints Tradewinds to be its exclusive licensee having exclusive use of the Microwave Separation Technology (MST) within the nations of Indonesia and Singapore for Microwave Separation Technology Equipment products in the Field of Use, and to work closely with Tradewinds in the research, development and testing of such products on the terms and conditions set forth in this Agreement. Tradewinds accepts such appointment.

     NOW, THEREFORE, intending to be legally bound, Imperial and Tradewinds agree as follows:

2.   DEFINITIONS

     2.1 Microwave Separation Technology means patented equipment, processes, trade secrets, and know how, pertaining to Imperial Intellectual Property Rights, for separating or breaking emulsions using microwave energy.

     2.2  Microwave Separation Technology Unit (MSTU)

     a. The MSTU means Microwave Separation Technology Equipment that contains a microwave transmitter having a total power output of up to seventy-five (75) kilowatts (designated MST-1000), or more if commercially available. Microwave Separation Technology Equipment having two or more Microwave Separation Technology Units would contain microwave transmitters having total power output up to 75 kilowatts multiplied by the number of units.


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     b.   The MSTU will  generally  include a system for  exposing  sludge or an
          Emulsion to microwave energy such as a microwave generator, wave guides, an applicator, pump, piping and electrical that may be connected to at least one holding tank and/or a separation device for processing organic liquids, aqueous liquids and/or solids. This term, MSTU, is interchangeable with "Product".

     2.3 Field of Use means any process or operation related to: recovering hydrocarbons from a naturally occurring reservoir or similar natural source; which will allow refining of such hydrocarbons into intermediates, such as a gas oil, or final products, such as gasoline; and/or manufacturing of petrochemicals and/or petrochemical feedstocks. Field of use includes the clean up and recovery of hydrocarbons due to spills, ruptures or similar events. Field of use includes any process, within the petroleum and petrochemical industries, employing Radio Frequency (RF) energy, jointly agreed to by Imperial and Tradewinds, to provide a viable economic application for the MST technology. Applications may include, but not be limited to, recovery of hydrocarbons from sludge tanks, sludge pits, tanker / ship bottoms, as well as remediation of environmental problems created by hydrocarbon spills, pipeline leaks, process upsets, and other hydrocarbon related upsets.

     2.4 "Product" or "Products" shall mean all products manufactured and controlled by Imperial on the date of the execution of this Agreement and includes any improvements or replacements to such products. It shall also include all future products manufactured by Imperial with an application within the Field of Use.

     2.5  Territory shall mean nations of Indonesia and Singapore.

     2.6 Term of Agreement shall mean the period during which this License Agreement is in effect as set forth in Article 6, Section 6.2 and Article 12,
Section 12.1.

     2.7 Emulsion means a petroleum material fed into the Microwave Separation Technology Equipment containing a suspension of immiscible liquid phases, and/or a suspension of one or more solids and one or more liquid phases.

     2.8 Imperial Intellectual Property Rights mean all patents (including patent applications), copyrights and trademarks for Microwave Separation Technology owned by Imperial. Imperial Intellectual Property Rights include the associated know how for making, using, sublicensing, leasing, marketing, and selling Microwave Separation Technology.

     2.9  MST  Maintenance  Support  means  all  routine,   preventive,   and/or
emergency maintenance or service performed on Microwave Separation Technology Equipment.

     2.10 MST Customer means any lessee, licensee, or purchaser of Microwave Separation Technology Equipment.

     2.11 Cost of Product (COP) means the price for the purchase of Microwave Separation Technology Equipment to include the MST equipment purchased, hood boxing, port delivery to Houston, Houston port charges, agency and documentation, insurance and ocean freight delivered ex quay port of (named port of destination, for example Jakarta or Singapore), commissioning and start-up engineering support, training and first year warranty maintenance related to delivery of the MST system to the named Port of Destination (Delivered Ex Quay) and the installation of the MST Equipment at the Customer's chosen location.

     2.12 Tradewinds means Tradewinds Oil and Gas International, Ltd. a Texas Limited Partnership and its Affiliates or Designee. The term "Affiliate" shall mean any company, partnership or joint venture controlled by, controlling or under common control with Tradewinds or any Tradewinds appointed Designee. For


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the  purposes  of this  definition,  "control"  means  the  direct  or  indirect beneficial ownership of fifty percent (50%) or more of the stock entitled to vote in the election of directors or, if there is no such stock, fifty percent (50%) or more of the ownership interest in such company, partnership or joint venture.

     2.13 MST Technical Support means all support provided by Imperial and / or Tradewinds to MST Customers and potential MST Customers for MST Equipment or Laboratory Technology that includes, but is not limited to, training of MST Customer personnel, assistance during the start-up and testing of MST Equipment, troubleshooting technical problems in an MST application that is not performing to a MST Customer's satisfaction, response to a MST Customer's request for technical assistance to optimize the MST Equipment, and technical support services.

     2.14 Equipment Cost means the costs as shown in Section 6.4 of major equipment and fabrication labor necessary to construct MST Equipment, deliver the system ex quay to the named port of destination, the commissioning and start-up support required to prepare the system for operation, and operator training costs.

     2.15 Delivered Ex Quay (DEQ) means that the seller delivers when the goods are placed at the disposal of the buyer not cleared for import on the quay (wharf) at the named port of destination. The seller has to bear costs and risks involved in bringing the goods to the named port of destination and discharging the goods on the quay (wharf). The DEQ term requires the buyer to clear the goods and pay for all formalities, duties taxes and other charges upon import.


3.   RIGHTS GRANTED

     3.1 Imperial grants Tradewinds, and Tradewinds accepts, subject to the terms and conditions set forth, herein, including Paragraph 3.2, an exclusive license and right to market Microwave Separation Technology under Imperial's Intellectual Property Rights within the nations of Indonesia and Singapore. In addition, if during the term of this agreement Tradewinds identifies and brings to Imperial contracts for business within countries outside of Singapore and Indonesia not represented on an exclusive basis by another entity, Tradewinds shall be entitled to participate with Imperial in the business developed outside of Indonesia and Singapore.

     3.2 Imperial has extended its marketing agreement with ____________ to permit them to market the MST within the __________ organization on a non-exclusive basis. If Tradewinds markets MST units to _________ facilities within Indonesia or Singapore, Tradewinds will pay the Cost of Product (COP) for all units Tradewinds places within ___________ Singapore or Indonesian operations.

     3.3 Except as provided herein, Tradewinds shall be responsible for all costs associated with the conduct of its marketing, including commissions or other compensation to sales representatives employed by Tradewinds. Tradewinds will be responsible for the costs incurred to move the MST equipment from the Port of Destination within Indonesia or Singapore to the installation site, the costs of site preparation, and the lodging, food, travel and living expenses within Indonesia or Singapore for any Imperial Petroleum Recovery Corporation personnel involved in the installation, training and equipment maintenance efforts.


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4.   SERVICES PROVIDED BY IMPERIAL

     4.1 Imperial will be responsible for making or having made the Microwave Separation Technology Equipment for each order placed by Tradewinds. Imperial will oversee the manufacturing and delivery of Microwave Separation Technology Equipment to the named port of destination (Delivered Ex Quay), defined for this agreement as the port city identified by Tradewinds closest to the installation site, capable of receiving and offloading the MST from the ocean going vessel contracted to move the equipment from its manufactured location, or the Port of Houston, Texas. Imperial will fabricate, test and commission the unit based upon the information provided by Tradewinds for its customer's site. Tradewinds will perform, or have performed the site preparation work and the installation and connections required to operate the MST Unit. Imperial will train up to 10 operators in the use of the MST and insure that the unit is functioning properly after installation. Imperial will provide a 12 month warranty on parts and labor. Title to the Products shall vest in Buyer immediately upon payment to Seller of the Cost of Product.

     4.2 Imperial will provide, in a form that complies with industry standards, an operating manual, safety manual, process flow diagrams, piping and instrumentation diagrams, and wiring diagrams and will provide at least 20 hours of training for each MST Customer. Imperial will also provide MST Technical Support, as defined herein, to Tradewinds.

     4.3 Imperial will provide to Tradewinds training as per Article 4.4, technical and laboratory support with respect to the use, application and quality of Product as specified by Imperial.

     4.4 Imperial will provide at its cost MST Installation and Maintenance Support, as defined herein, to each Tradewinds MST Customer. Imperial standard overseas commissioning package provides field supervision for 2 engineers, for a maximum of 34 days. Tradewinds will provide for commercial standard, local lodging, transportation and meals. If installation requires more than 34 days, the additional days will be billed to Tradewinds or its Designee at $1,000 per engineer per day and Tradewinds will provide for commercial standard, local lodging, transportation and meals. If onsite training is requested, the standard operator-training package is presented in English and includes 14 days of hands-on training for up to 10 operators. Additional engineering and training support is available at $1,000 per engineer/instructor per day (travel to and from, and onsite) plus airfare and lodging. The standard Maintenance Support includes two semi-annual maintenance on-site inspections during the first twelve months following commissioning. Imperial will bear all costs of the standard Maintenance Support package except for the in-country expenses of transportation, lodging and meals on a commercial standard basis incurred by the engineer(s) assigned the maintenance and inspection function. The standard packages may be modified as to number of Imperial personnel and days on site, as requested by Tradewinds.

     4.5 Imperial will provide and maintain bench unit test facilities and personnel for testing Emulsions from potential MST Customers. Imperial will coordinate with Tradewinds to obtain access to additional laboratory equipment as may be required, from time to time, to provide adequate evaluation of MST Customer emulsions.


5.   SERVICES PROVIDED BY TRADEWINDS

     5.1 Marketing. Tradewinds will use commercially reasonable efforts to develop the market for the Microwave Separation Technology within Indonesia and Singapore.


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     5.2  Marketing  services provided by Tradewinds shall include,  but are not limited to, developing a technology fact sheet, including Microwave Separation Technology on the Tradewinds Web site, disseminating information related to Microwave Separation Technology to sites partially or fully owned, operated or serviced by Tradewinds. Tradewinds will also use reasonable efforts, at its own discretion, to publicize Microwave Separation Technology, including presenting papers and publications, and advertising.

     5.3 Tradewinds will be responsible for the costs incurred once the MST equipment has been Delivered Ex Quay (DEQ) at the named port of destination, to clear customs and move the MST equipment to the installation site, the costs of site preparation, and the lodging, food, travel and living expenses within Indonesia or Singapore for any Imperial Petroleum Recovery Corporation personnel involved in the installation, training and equipment maintenance efforts.


6.   TERMS

     6.1 Tradewinds will pay Imperial a licensing fee of _______________ for a two year license agreement. In exchange for this and other consideration,
Imperial grants an exclusive license to Tradewinds to market Microwave Separation Technology products within the Field of Use throughout Indonesia and Singapore for two years beginning 1 May 2002 and running through 30 April 2004. Tradewinds will prepay the licensing fee at a rate of ______________ per month for six months beginning November 2001 and continuing through April 2002. The sixth payment (April 2002, or earlier as determined by Tradewinds) will complete the payment schedule for the two-year term of the agreement.

     6.2 The license agreement is effective May 1, 2002 and runs for two years through April 30, 2004. Contracts generated by Tradewinds in the Field of Use within Indonesia and Singapore prior to May 1, 2002 will be honored for their exclusivity to Tradewinds as if they were concluded on or after May 1, 2002.

     6.3 The license agreement will be automatically renewed for two years if Tradewinds purchases $______________ or more of MST equipment from Imperial, excluding the monthly license fee, in the previous licensing agreement term. If Tradewinds purchases, excluding the monthly license fee, from Imperial in the previous licensing period have exceeded $________________ US, the license agreement will be automatically renewed for four years. If Tradewinds purchases are sufficient to automatically renew the license agreement, no additional license fee will be required for the renewal period.

     6.4 Tradewinds will order and purchase from Imperial all of its Microwave Separation Technology (MST) units, spare parts and replacement items.

The Cost of Product (COP) will include the Equipment Cost, packaging for export, insurance, transportation, and support staff for each system, which may include both the MST and centrifuge (Alfa Laval OFPX 610) components as follows:

 -   For a MST-1000 (1 MST; 1 centrifuge) the COP is $___________ US dollars.
 -   For a MST-2000 (2 MST; 2 centrifuge) the COP is $___________ US dollars.
 -   For a MST-3000 (3 MST; 2 centrifuge) the COP is $___________ US dollars.
 -   For a MST-4000 (4 MST; 3 centrifuge) the COP is $___________ US dollars.

 - The parties will negotiate the price for MST systems larger than a MST-4000 in good faith.

The Cost of Product for each system ordered will include, in addition to the equipment cost, the costs for packing, insurance and shipment of goods to the named port of destination, Delivered Ex Quay (DEQ), training client personnel in


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the use of the system,  commissioning  at the  customer  site,  two  maintenance inspections within the first year of operation following the commissioning. A spare parts package as requested by the client will be a separate cost. The Cost of Product price list for this paragraph 6.4 may be adjusted periodically.

     6.5 Tradewinds will pay to Imperial 20% of all net revenues generated from each MST unit in service within Indonesia and Singapore commencing 24 months from the date a unit is first commissioned and placed in service. Tradewinds will make net revenue payments to Imperial within 30 days following the close of each fiscal quarter in Tradewinds' fiscal year, with any annual adjustments made at the close of the fiscal year. Net Revenue is defined as Gross Revenue less Tradewinds' direct costs related to each individual MST. Net revenue will be derived from the following sources:

 -   Tradewinds sale of MST units to a third party within Indonesia;
 -   Tradewinds leasing of MST units to a third party within Indonesia;
 - Tradewinds use of MST units to solve its own operational problems or to solve problems of other clients;
 -   Sale of oil or other recovered material by use of Imperial MST units.


7.   INTELLECTUAL PROPERTY

     7.1 Imperial will disclose to TRADEWINDS all of its patents, including, applications, continuations, continuations-in-parts, divisionals, issued patents, and foreign counterparts fully or partially owned by Imperial related to treatment of Emulsions, sludge and any other application using microwave energy.


8.   SAFETY STANDARDS

     8.1 TRADEWINDS will follow to the best of its ability all applicable Indonesian standards for Process Safety Management regulations and all other health and safety policies applicable to each MST Customer site.

     8.2 Imperial will provide all warning devices and precautionary measures, including emergency shutdown systems, that are required by United States law or requested by Tradewinds to conform to Indonesian standards in following accepted engineering practices to protect persons and property while installing and operating Microwave Separation Technology Equipment and will meet all United States performance and safety Requirements.

     8.3 Imperial will make available a qualified professional to periodically inspect the MST Equipment at MST Customer sites to determine that the MST Equipment is in compliance with OSHA PSM Standards. This service initially will be provided at Imperial's expense every six months for the first 12 months following the commissioning of each unit, except that Tradewinds will provide for in-country expenses such as commercial travel, commercial lodging, food and any applicable governmental tolls. After the completion of the second inspection concluding the first twelve month period, future inspections of each unit will be at Tradewinds expense and at the daily rates charged by Imperial as shown in
Section 4.4 and will be available as required by Tradewinds. Summary reports will be provided by Imperial to TRADEWINDS to document compliance, and for informational and marketing purposes.


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9.   REPRESENTATIONS, WARRANTIES, AND COVENANTS OF IMPERIAL

     Imperial hereby represents, warrants, and covenants to TRADEWINDS during the Term of this Agreement and any extensions thereof that:

     9.1 Imperial will provide all services in accordance with this Agreement and all Microwave Separation Technology Equipment delivered ex quay (DEQ) to the named port of destination to Tradewinds' MST Customer sites and will meet the specifications agreed to for that MST Customer.

     9.2 Imperial and Tradewinds will meet all safety standards in accordance with this Agreement; will disclose to MST Customers procedures for the safe operation of the Microwave Separation Technology Equipment. Imperial will exercise due care in the construction, installation, and schooling in the maintenance of Microwave Separation Technology Equipment and training of personnel to prevent injuries to persons, harm to the environment and damage to property.

     9.3 Imperial agrees to comply with all United States laws, decrees, rules, regulations, orders, ordinances, actions, and requests of national, state and/or local courts and governmental units in the performance of its obligation under this Agreement.

     9.4 Microwave Separation Technology does not infringe on the intellectual property rights or other proprietary rights of any third party of which Imperial is aware as of this Agreement Date, and further that Microwave Separation Technology is not a misappropriation of any third party's intellectual property rights or other proprietary rights of which Imperial is aware as of this Agreement Date.

     9.5 Except for Paragraphs 9.1 to 9.4, IMPERIAL MAKES NO REPRESENTATIONS OR WARRANTIES TO TRADEWINDS OF ANY KIND, EXPRESS OR IMPLIED.


10.  REPRESENTATIONS, WARRANTIES, AND COVENANTS OF TRADEWINDS

     TRADEWINDS represents, warrants, and covenants to Imperial during the Term of this Agreement and any extensions thereof that:

     10.1 TRADEWINDS will provide to the best of its ability all services in accordance with this Agreement.

     10.2 TRADEWINDS will exercise to the best of its ability due care in providing the services in accordance with this Agreement so as to avoid injuries to persons, harm to the environment, and damage to property.

     10.3 TRADEWINDS will comply with the best of its ability with all United States and Indonesian laws, decrees, rules, regulations, orders, ordinances, actions, and requests of national, state and/or local courts and governmental units in the performance of its obligation under this Agreement.

     10.4 Except   for   Paragraphs   10.1  to   10.3,   TRADEWINDS   MAKES   NO
REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED.


11.  LIABILITY

     11.1 Indemnification of Imperial. Tradewinds shall defend, indemnify, and hold the Imperial harmless from and against any liability, loss, cost, penalty, damage or expense (including attorney fees) to the extent arising either directly or indirectly out of:


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          a.   the  negligence  or  willful  misconduct  of  Tradewinds,  or  an employee, officer, director Affiliate, partner, principal, agent, representative of Tradewinds in the performance of this Agreement or any purchase order issued hereunder;

          b. any failure by Tradewinds or an employee, officer, director, Affiliate, partner, principal, agent, representative of Tradewinds to comply with any applicable Law;
          c. any claim made by an employee of Tradewinds for compensation, loss of salary from any dispute lodged by a Tradewinds employee;
          d.   the strict liability of Tradewinds; and
          e.   the breach of any representation or warranty in this Agreement.

          11.2 Indemnification of TRADEWINDS. Imperial shall defend, indemnify, and hold Tradewinds harmless from and against any liability, loss, cost, penalty, damage or expense (including attorney fees) to the extent arising either directly or indirectly out of:

          a. any dangerous or volatile characteristics of the Products, which characteristics are or become known to Imperial, but have not or are not disclosed to Tradewinds; and if conveyed to Tradewinds, Tradewinds shall have complied with Imperial's direction to discontinue use of the Product until such time as correction of the problem has been made;
          b. the negligence or willful misconduct of Imperial, or an employee, officer, director Affiliate, partner, principal, agent, representative or subcontractor of Imperial in the performance of this Agreement or any purchase order issued hereunder;
          c.   products liability claims related to the Product;
          d. any failure by Imperial or an employee, officer, director, Affiliate, partner, principal, agent, representative or subcontractor of Imperial to comply with any applicable Law;
          e.   the  infringement  or claimed  infringement  of any  Intellectual
               Property right of a third party that relates to the Product;
          f.   the strict liability of Imperial; and
          g.   the breach of any representation or warranty in this Agreement.

          11.3 Concurrent Liability. In the event of a Loss arising out of the joint negligence or willful misconduct of Tradewinds and Imperial, Tradewinds and Imperial shall be liable to each other and to any damaged third party in proportion to their relative degree of fault.

          11.4 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any Loss shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that no obligation arising out of such Loss shall be imposed on the Indemnified Person or the Indemnifying Person as a result of such settlement without the prior written consent of such Person, which consent shall not be unreasonably withheld.

          11.5 Insurance or Benefits. In no event shall the indemnities provided hereunder be limited in any way to the amount or type of damages, compensation or other benefits payable by or for a Person under any insurance policy or Law including, but not limited to, any workers' compensation statute or any disability or other employee benefit statute.


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          11.6 Survival of Obligations.  The indemnification  obligations of the parties shall survive the termination of this Agreement for two years beyond the termination date of this contract, including extension dates.

          11.7 Dispute Settlement. The Parties will endeavor to resolve by negotiation any dispute, controversy or claim arising out of or relating to or in connection with this Agreement, or its breach, termination or invalidity, ("Dispute") that may arise between them. In addition, if either Party requests that a Dispute be submitted to mediation, the mediation will be conducted in Houston, Texas and both Parties will participate in mediation in good faith.


12.  TERM AND TERMINATION

     12.1 The Term of this Agreement shall be for two years (2 years). The license agreement is effective May 1, 2002 and runs for one year through April 30, 2004. Contracts generated by Tradewinds in the Field of Use within Indonesia and Singapore prior to May 1, 2002 will be honored for their exclusivity to Tradewinds as if they were concluded on or after May 1, 2002. Further, any business generated or created by Tradewinds during the term of this agreement shall be considered as under the contract for a five-year period after the contract expiration.

     12.2 The license agreement may be renewed for two years or longer based on negotiations between the Parties. It will be automatically renewed for two years if Tradewinds payments, excluding the monthly license fee, to Imperial in the previous licensing period have exceeded $1,500,000 US.

     12.3 This Agreement shall terminate immediately and without notice upon the institution of insolvency, bankruptcy or similar proceeding by or against either party. If the proceeding is against Imperial, Tradewinds shall have the right to continue to utilize the MST and related technology as if this agreement was still in effect.

     12.4 Upon termination of this Agreement and upon the written request of the other party, Imperial shall return all copies of TRADEWINDS Proprietary Information, and TRADEWINDS shall return all copies of Imperial Proprietary Information related to Microwave Separation Technology and Improvements thereof, except that Imperial and TRADEWINDS may retain one copy for the purpose of determining its legal obligations under Article 14.


13.  INDEPENDENT CONTRACTOR

     13.1 In performing their obligations under this Agreement, Imperial and TRADEWINDS are both independent contractors. Imperial and TRADEWINDS shall use their own discretion and shall have complete control over services that each provide and shall assume the rights, obligations, and liabilities, applicable to each as an independent contractor. Nothing contained in this Agreement or the Exhibits shall be construed to constitute Imperial or any of its employees or officers as an employee, agent, joint venturer, or partner of TRADEWINDS or its affiliates, successors, or assignees.

     13.2 Imperial is not, and shall not represent itself to be, an agent or representative of TRADEWINDS.


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


14.  CONFIDENTIALITY

     14.1 Imperial and TRADEWINDS have executed a Non-Disclosure and Confidentiality Secrecy Agreement effective December 15, 2001, attached in Appendix A. The term of this Non-Disclosure and Confidentiality Secrecy Agreement shall be extended to remain in effect during the Term of this Agreement and all extensions thereof. All obligations undertaken by the parties with respect to confidentiality and restrictions of use of Proprietary Information disclosed under the Non-Disclosure and Confidentiality Secrecy Agreement will be extended to terminate two years from the date of termination of this Agreement including all extensions thereof. Proprietary Information that may be disclosed under this Non-Disclosure and Confidentiality Secrecy Agreement is amended to include improvements of emulsion breaking and separations technology, as well as any other application.

     14.2 Except for the provisions of Articles 3 and 10 of this Agreement, nothing contained herein shall be construed as granting either party any right or license under any copyright, patent, trade secret, or other intellectual property rights of the other party, nor as obligating either party to make such grants to the other party. Each Party shall insure that no distribution of the other's proprietary documentation or system design data is made without the express written approval of the other Party.

     14.3 Without the written consent of TRADEWINDS, Imperial shall not disclose the terms of this Agreement to MST Customers, including MST Customer sites fully or partially owned or operated by Tradewinds.

15.  NOTICES

     All notices and other communications will be in writing and will be deemed given when delivered if given in person, when deposited in the mail if sent by certified or registered mail, return receipt requested, postage prepaid and properly addressed, or when transmitted if sent by facsimile to the parties as follows.

              For Imperial Technical, Legal, and Business Matters:
                     Imperial Petroleum Recovery Corporation
                           1970 South Starpoint Drive
                              Houston, Texas 77032
                           Attention: Brent Kartchner

             For Tradewinds Technical, Legal, and Business Matters:
                     Tradewinds Oil & Gas International, Ltd



16.  RIGHT OF AUDIT

     16.1 Imperial shall have the right, exercisable by delivery of written notice to Tradewinds within 90 days after the close of each year under this Agreement and after any termination of this Agreement, to have the pertinent records of Tradewinds examined by an independent accountant mutually agreed to by TRADEWINDS and Imperial for the purpose of verifying the payments in Article
6. All fees requested by such accountant for carrying out this examination will be paid by Imperial. Such examination shall be conducted during normal business hours. To the extent possible, examinations shall be scheduled at a time most convenient to Tradewinds. Except as required by law, the accountant employed by Imperial shall not disclose to anyone except Imperial and TRADEWINDS the result of, or any of the data discovered in, any such examination, and shall not disclose to Imperial any proprietary information of Tradewinds except to the extent necessary for the verification permitted by this Article. After completion of the examination, inaccuracies which the examination shall have


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


disclosed, if any, shall be promptly adjusted. The determination of such independent public accountant shall be final.

17.  ASSIGNMENT

     17.1 This Agreement may not be assigned by either party without the prior written consent of the other party, except, however, in the event all or substantially all of a party's assets, business or stock is purchased by an acquirer or transferred to an Affiliate, this Agreement may be assigned to the acquirer or Affiliate provided that any rights and/or obligations under this Agreement are binding and inure to the benefit of the assignee.

18.  APPLICABLE LAW

     18.1 This Agreement will be construed and interpreted in accordance with the plain meaning of its terms and, subject thereto, in accordance with the substantive laws of the State of Texas, USA, without giving effect to Texas' principles of conflict of laws. Where U.S. Federal subject matter or diversity exists in respect of a dispute which the parties cannot themselves amicably resolve, the parties designate the United States District Court having jurisdiction for the state of Texas, as the exclusive forum for the resolution of that dispute and agree to submit themselves and the dispute exclusively to the jurisdiction of that Court. Where U.S. Federal subject matter or diversity jurisdiction in respect of the dispute does not exist, the parties designate the Circuit Court of the County of Harris, Texas as the exclusive forum for the resolution of that dispute and agree to submit themselves and the dispute exclusively to the jurisdiction of that Court. The rights and obligations of the parties regarding resolution of disputes, as set forth in this Paragraph 20.1, shall survive any termination of this Agreement.

19.  INSURANCE

     19.1 Without limiting or qualifying any liability otherwise assumed by Imperial under this Agreement, Imperial shall, during the term of this Agreement provide and carry at its own expense, at least the insurance below to protect itself. Additionally, the insurance obtained below shall be sufficient to cover claims made after termination of the Agreement relating to events that occurred during the term of this Agreement.

          (i)  Statutory   Workmen's   compensation  and  employer's   Liability
Insurance in compliance with the laws of the states where Imperial performs its services.

          (ii) Comprehensive General Liability Insurance with limits of not less than $5,000,000 per occurrence for bodily injury and property damage; said Comprehensive General Liability Insurance to include within sixty (60) days after the Effective Date of this Agreement coverage for claims of patent infringement or other violations of a third party's proprietary rights. If any company or entity is excluded from coverage for claims related to patent infringement or other violations of a third party's proprietary rights, Imperial shall have nine (9) months from the Agreement Date to remedy such an exclusion.

          (iii) Automotive Public Liability Insurance upon each and every unit of automotive equipment operated or used by Imperial in the performance of this Agreement with combined single limits of not less than $1,000,000 per accident.

     19.2 Tradewinds shall procure and at all times maintain at its expense policies of insurance of the types required to protect itself.

     19.3 Certificates of Insurance or certified copies of all insurance policies required in Paragraphs 19.1 and 19.2 will be exchanged between TRADEWINDS and Imperial at the mutual request of both parties.


20.  MISCELLANEOUS

     20.1 This Agreement and all Appendices, including the Non-Disclosure and Confidentiality Secrecy Agreement in Appendix A, constitutes the full understanding of the parties and a complete and exclusive statement of its terms and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     20.2 No modification of this Agreement or waiver of any of its terms and conditions will be of any force or effect unless made in writing and signed by a duly authorized officer of each of the parties.

     20.3 All terms of this Agreement are severable, and any term that may be prohibited or unenforceable by law shall be ineffective only to the extent of such prohibition or unenforceability without affecting the enforceability of the remainder of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officials as of the dates below.

IMPERIAL PETROLEUM                      TRADEWINDS TECHNOLOGY
RECOVERY CORPORATION                    COMPANY

By:                                     By:
     ----------------------------           ------------------------

Name:    C. Brent Kartchner             Name: James E. Scott III
     ----------------------------           ------------------------

Title:   President                      Title: President
      ---------------------------            -----------------------

Date:    February 11, 2002              Date:  February 11, 2002
     ----------------------------            -----------------------


                               OMITTED APPENDICES


APPENDIX A:  NONDISCLOSURE AND SECRECY AGREEMENT



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